Registration No. 333-__________
As filed with the Securities and Exchange Commission on December 1, 2006

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933
____________________

FRANKLIN COVEY CO.

(Exact name of registrant as specified in its charter)

Utah (State or Other Jurisdiction of Incorporation or Organization)	87-0401551 (I.R.S. Employer Identification No.)
2200 West Parkway Boulevard
Salt Lake City, Utah 84119-2331
(Address of Principal Executive Offices) (Zip Code)
____________________

FRANKLIN COVEY CO. AMENDED AND RESTATED 1992 STOCK INCENTIVE PLAN
(f/k/a Franklin Quest Co. 1992 Stock Incentive Plan)
(Full Title of the Plan)
____________________

Stephen D. Young
Chief Financial Officer
Franklin Covey Co.
2200 West Parkway Boulevard
Salt Lake City, Utah 84119-2331
(801) 817-1776
(Name and Address of Agent for Service)
____________________

Copy to:
Nolan S. Taylor, Esq.
Dorsey & Whitney LLP
170 South Main Street, Suite 900
Salt Lake City, Utah 84101-1655
(801) 933-7360
____________________

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, $0.05 par value per share	2,000,000 shares	$5.69	$11,380,000	$1,218

(1) Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also relates to such additional number of shares available for issuance under the plan as may be required pursuant to the plan in the event of a stock dividend, stock split, recapitalization or other similar event, or as otherwise provided for in the plan.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended. The proposed maximum aggregate offering price is based upon the average of the high and low prices of the Registrant’s Common Stock traded on the New York Stock Exchange as reported on the consolidated reporting system on November 27, 2006.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

Information required by Item 1 to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 adopted under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8.

Item 2.  Registrant Information and Employee Plan Annual Information.

Information required by Item 2 to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 adopted under the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents, which have been filed with the Securities and Exchange Commission (the “Commission”) by the Registrant, are incorporated by reference in this registration statement, as of their respective dates:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended August 31, 2006;

(b)
the description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed under the Exchange Act for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Section 16-10a-902 of the Utah Revised Business Corporation Act (the “Revised Act”) provides that a corporation may indemnify any individual made a party to a proceeding because he is or was a director, against liability incurred in the proceeding, if: (a) his conduct was in good faith, (b) he reasonably believed that his conduct was in, or not opposed to, the corporation’s best interests; and (c) in the case of any criminal proceeding, he had no reasonable cause to believe such conduct was unlawful; provided, however, that a corporation may not indemnify a director under Section 16-10a-902 if (i) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation, or (ii) in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in his or her official capacity, in which proceeding he was adjudged liable on the basis that he derived an improper personal benefit.

Section 16-10a-903 of the Revised Act provides that, unless limited by its articles of incorporation, a corporation shall indemnify a director who was successful, on the merits or otherwise, in the defense of any proceeding, or in the defense of any claim, issue or matter in the proceeding, to which he was a party because he is or was a director of the corporation, against reasonable expenses incurred by him in connection with the proceeding or claim with respect to which he has been successful.

In addition to the indemnification provided by Sections 902 and 903, Section 16-10a-905 of the Revised Act provides that, unless otherwise limited by a corporation's articles of incorporation, a director may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction.

Section 16-10a-904 of the Revised Act provides that a corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding upon the satisfaction of certain conditions.

Section 16-10a-907 of the Revised Act provides that, unless a corporation's articles of incorporation provide otherwise, (i) an officer of the corporation is entitled to mandatory indemnification under Section 903 and is entitled to apply for court-ordered indemnification under Section 905, in each case to the same extent as a director, (ii) the corporation may indemnify and advance expenses to an officer, employee, fiduciary or agent of the corporation to the same extent as a director, and (iii) a corporation may also indemnify and advance expenses to an officer, employee, fiduciary or agent who is not a director to a greater extent, if not inconsistent with public policy, and if provided for by its articles of incorporation, bylaws, general or specific action of its board of directors or contract.

Section 16-10a-908 of the Revised Act provides that a corporation may purchase and maintain liability insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the corporation or who, while serving as a director, officer, employee, fiduciary, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of another foreign or domestic corporation or other person, or of an employee benefit plan against liability asserted against or incurred by the individual in that capacity or arising from his status as such, whether or not the corporation would have the power to indemnify him against the same liability under Section 902, 903, or 907 of the Revised Act.

Section 16-10a-909 of the Revised Act provides that a provision treating a corporation's indemnification of or advance for expenses to, directors that is contained in its articles of incorporation or bylaws, in a resolution of its stockholders or board of directors or in a contract, (except an insurance policy), or otherwise, is valid only if and to the extent the provision is not inconsistent with Sections 901 through 909 of the Revised Act. If the articles of incorporation limit indemnification or advancement of expenses, indemnification and advancement of expenses are valid only to the extent not inconsistent with the articles.

Section 16-10a-841 of the Revised Act provides that the liability of a director to the corporation or its stockholders for monetary damages for any action taken or any failure to take any action, as a director, may be limited or eliminated by the corporation except for liability for (i) the amount of a financial benefit received by a director to which he is not entitled; (ii) an intentional infliction of harm on the corporation or its stockholders; (iii) a violation of Section 16-10a-842 of the Revised Act, which prohibits unlawful distributions by a corporation to its stockholders; or (iv) an intentional violation of criminal law.

The Registrant’s Bylaws, as amended and restated, provide that the Registrant shall, to the fullest extent permitted, and in the manner required by the laws of the State of Utah, indemnify an individual made, or threatened to be made a party to a proceeding because he is or was a director, officer, employee or agent of the Registrant or of another enterprise at the request of the Registrant.

The Registrant’s Amended and Restated Articles of Incorporation provide that to the fullest extent permitted by the Revised Act, no director shall be liable to the Registrant or its shareholders for monetary damages. In addition, the Registrant is authorized to indemnify directors and officers of the Registrant to the fullest extent permitted under applicable law.

Indemnification may be granted pursuant to any other agreement, bylaw, or vote of shareholders or directors. In addition to the foregoing, the Registrant maintains insurance from commercial carriers against certain liabilities which may be incurred by its directors and officers.

The foregoing description is necessarily general and does not describe all details regarding the indemnification of officers, directors or controlling persons of the Registrant.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit Number	Description
4.1
Amended and Restated Articles of Incorporation of the Registrant (Incorporated by reference to Exhibit 99.6 of the Registrant's Current Report on Form 8-K filed with the SEC on March 10, 2005, File No. 001-11107).

4.2	Amendment to Amended and Restated Articles of Incorporation of the Registrant (Incorporated by reference to Appendix C to the Definitive Proxy Statement filed December 12, 2005, File No. 001-11107).
4.3
Amended and Restated Bylaws of the Registrant (Incorporated by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form S-1 filed with the SEC on April 17, 1992, Registration No. 33-47283).

5.1	Opinion of Dorsey & Whitney LLP.
23.1	Consent of KPMG LLP, independent registered public accounting firm.
23.2	Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1 to this registration statement).
24.1	Power of Attorney (included with the signatures in Part II of this registration statement).

Item 9.  Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Salt Lake City, State of Utah, on November 30, 2006.

FRANKLIN COVEY CO.

Date: November 30, 2006	By:	/s/ ROBERT A. WHITMAN
Robert A. Whitman
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature to this registration statement appears below hereby constitutes and appoints Robert A. Whitman and Stephen D. Young, and each of them, as his true and lawful attorney−in−fact and agent, with full power of substitution, to sign on his behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments and post−effective amendments to this registration statement, and any and all instruments or documents filed as part of or in connection with this registration statement or the amendments thereto and each of the undersigned does hereby ratify and confirm all that said attorney−in−fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ ROBERT A. WHITMAN	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)	November 30, 2006
Robert A. Whitman

/s/ STEPHEN D. YOUNG
Stephen D. Young	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	November 30, 2006

/s/ CLAYTON M. CHRISTENSEN
Clayton M. Christensen	Director	November 30, 2006

/s/ STEPHEN R. COVEY
Stephen R. Covey	Director	November 30, 2006

/s/ ROBERT H. DAINES
Robert H. Daines	Director	November 30, 2006

/s/ E.J. “JAKE” GARN
E.J. “Jake” Garn	Director	November 30, 2006

/s/ DENNIS G. HEINER
Dennis G. Heiner	Director	November 30, 2006

/s/ DONALD J. MCNAMARA
Donald J. McNamara	Director	November 30, 2006

/s/ JOEL C. PETERSON
Joel C. Peterson	Director	November 30, 2006

/s/ E. KAY STEPP
E. Kay Stepp	Director	November 30, 2006

Exhibit Index to
Form S-8
FRANKLIN COVEY CO.

Exhibit Number	Description
4.1
Amended and Restated Articles of Incorporation of the Registrant (Incorporated by reference to Exhibit 99.6 of the Registrant's Current Report on Form 8-K filed with the SEC on March 10, 2005, File No. 001-11107).

4.2	Amendment to Amended and Restated Articles of Incorporation of the Registrant (Incorporated by reference to Appendix C to the Definitive Proxy Statement filed December 12, 2005, File No. 001-11107).
4.3
Amended and Restated Bylaws of the Registrant (Incorporated by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form S-1 filed with the SEC on April 17, 1992, Registration No. 33-47283).

5.1	Opinion of Dorsey & Whitney LLP.
23.1	Consent of KPMG LLP, independent registered public accounting firm.
23.2	Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1 to this registration statement).
24.1	Power of Attorney (included with the signatures in Part II of this registration statement).